Exhibit 99.1
PRESS RELEASE

electronic cigarettes international group reports Third Quarter 2015 Financial Results

GOLDEN, COLORADO, November 9, 2015 - Electronic Cigarettes International Group, Ltd. (The “Company”) (OTCBB: ECIG), a global marketer and distributor of electronic cigarettes and vapor products whose brands include FIN, Vapestick, Victory, VIP, and others, today announced financial results for the third quarter and nine months ended September 30, 2015.

Third Quarter Financial Review

•	Quarter over quarter net sales increased 28% from $12.0 million to $15.4 million reflecting the impact of the company’s turnaround program. On a constant currency basis, third quarter 2015 net sales increased 25%.
•	Net sales were $15.4 million compared with $15.9 million in the third quarter of 2014. Net sales in the third quarter of 2015 were reduced by $0.7 million due to the negative impact of foreign currency exchange.
•	Quarter over quarter gross profit increased 49% from $6.2 million to $9.3 million, reflecting an increase in gross margin of 8%.
•	Net income for the third quarter of 2015 was $10.5 million, or $0.03 per diluted share.
•	Adjusted EBITDA was negative $0.7 million compared to adjusted EBITDA for the second quarter of 2015 of negative $1.2 million, a 42% reduction in adjusted EBITDA loss quarter over quarter, and negative $10.4 million in the year ago period.

Financial Review For The Nine Months Ended September 30, 2015

•	Net sales for the first nine months of 2015 were $38.5 million, an increase of $7.2 million, or 23%, compared with $31.3 million in the same period of 2014.

PRESS RELEASE

•	The net loss for the first nine months of 2015 was $14.2 million, or $0.28 per diluted share, compared with a net loss of $43.1 million, or a loss of $8.87 per share, in the same period of 2014.
•	Adjusted EBITDA was negative $6.7 million compared to adjusted EBITDA for the first nine months of 2014 of negative $18.6 million, an improvement of $11.9 million.

Dan O’Neill, Chief Executive Officer of Electronic Cigarettes International Group, Ltd, commented, “The results of the overall business continue to improve driven by the relentless focus and commitment of the new management team to enhance the base fundamentals of the company. At this time I do not foresee any reason that this improvement should not continue in the near future. Additionally, following the previously announced strategic review, the company has identified numerous opportunities and remains well-positioned to grow profitability.”

“The company has continued to strengthen its balance sheet with the recent $18 million Term Debt financing, proceeds from which were used to pay off the $4.5 million balance on the company’s working capital line of credit, the settlement of $6.2 million of Accounts Payable for $4.1 million and to retire the remaining toxic convertible debt,” said Phil Anderson, Chief Financial Officer of Electronic Cigarettes International Group, Ltd.

About Electronic Cigarettes International Group, Ltd. (ECIG)

Electronic Cigarettes International Group (ECIG) is dedicated to providing a compelling alternative to traditional cigarettes for the more than 1 billion current smokers around the world. ECIG offers consumers a full product portfolio that incorporates product quality and the latest technology. The Company’s website is www.ecig.co.

PRESS RELEASE

Safe Harbor Disclosure

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statement reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of ECIG, including statements regarding ECIG’s expectation to see continued growth. Forward-looking statements, specifically those concerning future performance are subject to certain risks and uncertainties, and other factors are disclosed in the Company's filings with the Securities and Exchange Commission. Unless required by applicable law, ECIG undertakes no obligation to update or revise any forward-looking statements.

For investor inquiries please contact:

The Piacente Group, Inc.
Don Markley, 212-481-2050

ecig@thepiacentegroup.com

www.ecig.co

Follow us on social media:

Facebook: @Electronic Cigarettes International Group, Ltd.

Twitter: @ECIGCorporate

- Tables to Follow -

PRESS RELEASE

Electronic Cigarettes International Group, Ltd.

Unaudited Condensed Consolidated Balance Sheets

(Dollars in Thousands, Except Per Share Amounts)

	September 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and equivalents	$644	$2,099
Accounts receivable, net of allowance for bad debts of $303 and $262, respectively	3,879	4,091
Inventories	4,601	6,651
Prepaid expenses and other	3,128	5,790

Total current assets	12,252	18,631

Other assets:
Goodwill	55,998	56,658
Identifiable intangible assets, net	47,172	54,693
Property and equipment, net	2,021	1,849
Debt issuance costs and other	352	-

Total assets	$117,795	$131,831

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of debt financing	$28,592	$58,321
Accounts payable	8,879	10,599
Accrued interest and other	7,611	8,391
Earnout payable under VIP acquisition agreement	-	5,000
Current portion of warrant and derivative liabilities	1,299	82,426

Total current liabilities	46,381	164,737

Long-term liabilities:
Debt financing, net of current maturities	52,366	-
Warrant and derivative liabilities, net of current portion	48,317	81,563
Deferred income taxes	5,002	5,413

Total liabilities	152,066	251,713

Stockholders’ deficit:
Common stock, par value $0.001 per share; 300,000,000 shares authorized; 73,149,084 and 12,051,762 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	73	12
Additional paid-in capital	387,655	284,328
Accumulated deficit	(418,358)	(402,868)
Accumulated other comprehensive loss	(3,641)	(1,354)

Total stockholders’ deficit	(34,271)	(119,882)

Total liabilities and stockholders’ deficit	$117,795	$131,831

PRESS RELEASE

Electronic Cigarettes International Group, Ltd.

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30:		September 30:
	2015	2014	2015	2014

Net sales	$15,401	$15,902	$38,505	$31,328
Cost of goods sold	6,096	13,611	17,147	20,829

Gross profit	9,305	2,291	21,358	10,499

Operating expenses:
Selling, general and administrative:
Marketing and selling	3,495	3,281	9,810	9,524
Compensation and benefits:
Salaries, wages and benefits	2,733	3,198	7,954	5,194
Stock-based compensation	(61)	3,564	12,235	3,705
Professional fees and administrative	4,793	6,212	12,303	14,293
Depreciation and amortization	2,396	3,172	7,020	6,558
Severance	74	-	725	-
Offering expenses	-	397	-	4,921
Acquisition expenses	-	272	-	6,272
Related party advisory agreement	-	(38,688)	-	14,817
Loss on impairment of goodwill	-	-	-	8,966

Total operating expenses	13,430	(18,592)	50,047	74,250

Income (loss) from operations	(4,125)	20,883	(28,689)	(63,751)

Other income (expense):
Warrant fair value adjustment	18,637	13,868	98,898	26,324
Derivative fair value adjustment	495	20,535	60,749	24,748
Loss on extinguishment of debt	(334)	(3,794)	(70,690)	(3,794)
Gain on extinguishment of warrants	-	-	49,782	-
Interest expense	(3,809)	(6,321)	(57,027)	(18,168)
Debt financing inducement expense	(1,331)	-	(67,765)	(29,216)

Total other income (expense), net	13,658	24,288	13,947	(106)

Income (loss) before income taxes	9,533	45,171	(14,742)	(63,857)

Income tax benefit (expense)	(304)	(3,756)	(748)	20,781

Net income (loss)	9,229	41,415	(15,490)	(43,076)

Other comprehensive loss:
Foreign currency translation loss	(2,283)	(4,383)	(2,287)	(1,519)

Comprehensive income (loss)	$6,946	$37,032	$(17,777)	$(44,595)

Net income (loss) per common share:
Basic	$0.13	$7.65	$(0.30)	$(8.87)
Diluted	$0.09	$6.19	$(0.30)	$(8.87)

Weighted average number of shares outstanding:
Basic	71,510,551	5,415,000	51,170,881	4,855,003
Diluted	113,361,455	6,694,902	51,170,881	4,855,003

PRESS RELEASE

Non-GAAP Financial Measures- EBITDA and Adjusted EBITDA

We define EBITDA as net income (loss), as determined under GAAP, plus interest expense, income taxes, depreciation and amortization expense. We define Adjusted EBITDA as EBITDA plus expenses incurred under a related party advisory agreement, stock-based compensation expense, severance and retention costs, professional fees related to the restructuring of debt agreements, offering expenses, acquisition expense, losses on sale of assets, impairment of long-lived assets and debt financing inducement expense; and by subtracting gains from warrant and derivative fair value adjustments, gains from extinguishment of warrants and debt, and gains on sale of assets. These further adjustments eliminate the impact of items that we do not consider indicative of our core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we expect to incur expenses that are the same as or similar to many of the adjustments in this presentation. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present EBITDA and Adjusted EBITDA because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	Similarly, while impairment of long-lived assets is a non-cash expense, recognition of the impairment charge may have a significant impact on the value of our common stock;

•	Adjusted EBITDA excludes expenses under our related party advisory agreement, stock-based compensation arrangements, excess embedded derivative inducements, changes in the fair value of warrant and derivative instruments, and gains and losses from the extinguishment of debt. While these are noncash gains and losses, their exclusion ignores the significant dilutive impact to our common stockholders as represented by the underlying transactions that gave rise to these excluded gains and losses;

•	EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•	Other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with our analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, any measure of financial performance reported in accordance with GAAP, such as total revenues, income from operations, and net income (loss). The following table presents a reconciliation of net loss to EBITDA and Adjusted EBITDA for the three and nine months ended September 30, 2015 and 2014 (dollars in thousands):

PRESS RELEASE

	Three Months Ended September 30:		Nine Months Ended September 30:
	2015	2014	2015	2014

Net income (loss)	$10,480	$41,415	$(14,239)	$(43,076)
Interest expense	3,809	6,321	57,027	18,168
Depreciation and amortization	2,396	3,172	7,020	6,558
Income tax expense (benefit)	304	3,756	748	(20,781)

EBITDA	16,989	54,664	50,556	(39,131)
Related party advisory agreement	-	(38,688)	-	14,817
Stock-based compensation	(61)	3,564	12,235	3,654
Issuance of common stock for services and settlement claims	133	-	138	-
Severance expense	74	-	725	-
Retention bonus	-	-	310	-
Professional fees related to restructuring of debt agreements	865	-	1,611	-
Offering expenses	-	397	-	4,921
Acquisition expenses	-	272	-	6,272
Loss on impairment of goodwill	-	-	-	8,966
Debt financing inducement expense	80	-	66,514	29,216
Warrant fair value adjustment	(18,637)	(13,868)	(98,898)	(26,324)
Derivative fair value adjustment	(495)	(20,535)	(60,749)	(24,748)
Loss on extinguishment of debt	334	3,794	70,690	3,794
Gain on extinguishment of warrants	-	-	(49,782)	-

Adjusted EBITDA	$(718)	$(10,400)	$(6,650)	$(18,563)